Exhibit 16.1

February 3, 2021

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by CB Financial Services, Inc. (copy attached), for the event that occurred on January 29, 2021, which we understand will be filed by CB Financial Services, Inc., with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K dated February 3, 2021. We agree with the statements concerning our Firm in such Form 8-K.

Sincerely,

/s/ Baker Tilly US, LLP